Exhibit 99.2

Forward - Looking Statement This press release contains forward - looking statements concerning Sierra Bancorp and Bank of the Sierra and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements about the timing and likelihood of the consummation of the acquisitions, shareholder approvals, regulatory approvals and the successful integration of their employees and customers, as well as statements that anticipate these events, are forward looking in nature. Forward - looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond Sierra Bancorp’s control. Forward - looking statements speak only as of the date made, and we don’t undertake to update them to reflect changes or events that occur after that date. We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward - looking statements. Among other things, our ability to obtain regulatory approval and our ability to retain the assets and customers related to these acquisitions, and our ability to realize the benefits expected from these transactions, may be limited due to future risks and uncertainties including, but not limited to, changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may constrain our ability to do business, and the competitive environment. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives more generally is contained in Sierra Bancorp’s Annual Report on Form 10 - K for the period ended December 31, 2014. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review these disclosures in conjunction with the discussions herein.

Acquisition provides entry into attractive San Luis Obispo County Projected 5 - year Household Income growth expected to be 8.23%; greater than state of CA average Expected population growth higher than national average Primary industries of region are agriculture, tourism and technology Low cost core deposit base with 43.8% noninterest bearing deposits Becomes 3 rd largest community bank in terms of deposit market share in San Luis Obispo County Significant cost savings opportunity Financially compelling transaction Immediately accretive to EPS in 2016 Internal Rate of Return of greater than 20% Transaction Rationale • BSRR (28) CTPB Branches (3) CTPB LPO (1) Total Assets $146,433 Net Interest Margin (Bank) 4.02% Gross Loans $91,602 Noninterest Income / Rev. 18.8% Deposits $126,058 Efficiency Ratio 83.1% Loans / Deposits 72.7% Core ROAA 0.44% TCE / TA (Holdco) 7.06% Core ROAE 8.71% TCE / TA (Bank) 12.47% NPAs / Assets (Bank) 0.37% Total Capital Ratio (Bank) 14.68% Employees 37 Source: SNL Financial as of 9/30/2015. Deposit information per FDIC S.O.D . as of 6/30/2015. Pro forma for announced transactions.

Transaction Overview (1) Deal value based on BSRRs closing price of $17.51 as of 1/4/2016 and 5,646,881 CTBP common shares outstanding and 467,000 options outstanding with a weighted average exercise price of $1.43. (2) Purchase price based on BSRR’s closing price of $17.51 as of 1/4/2016. Transaction Value : (1) Approximately $13.8 million Price per Share: (2) $2.37 Transaction Structure: Approximately 76% stock / 24% cash 0.1030 BSRR shares plus $0.56 in cash per each CTBP common share Required Approvals: Customary regulatory approvals and approval of CTBP shareholders Expected Closing: Q2 2016 Due Diligence: Comprehensive due diligence completed, including preliminary 3 rd party loan review Price / TBVPS 1.29x 2017e EPS Impact > 5% TBV Earnback < 4 years Internal Rate of Return > 20% Transaction Details: Transaction Highlights:

Pro Forma Loan Composition Yield on Loans: 4.94% Total Loans: $1,054mm Construction 3.9% Residential R.E. 30.5% Commercial R.E. 50.4% Commercial & Industrial 10.1% Consumer & Other 5.0% Yield on Loans: 5.37% Total Loans: $92mm Total Loans: $1,146mm Construction 13.2% Residential R.E. 5.1% Commercial R.E. 54.8% Commercial & Industrial 25.1% Consumer & Other 1.8% Construction 4.6% Residential R.E. 28.5% Commercial R.E. 50.7% Commercial & Industrial 11.3% Consumer & Other 4.8% $144 $116 $103 $83 $74 $67 $75 $77 $88 $92 2008Y 2009Y 2010Y 2011Y 2012Y 2013Y 2014Y 2015Q1 2015Q2 2015Q3 BSRR (1) CTBP Pro Forma CTBP Gross Loans ($mm) (1) Residential R.E. includes Mortgage Warehouse line loans. Source: SNL Financial. BSRR loan mix per 10 - Q as of 9/30/2015; CTBP loan mix per bank level regulatory filings as of 9/30/2015.

Total Deposits: $1,556mm Cost of Deposits: 0.16% Total Deposits: $126mm Cost of Deposits: 0.12% Total Deposits: $1,429mm Demand Deposits 30.8% NOW & Other Trans. Accts 27.2% MMDA & Other Savings 21.2% Retail Time Deposits 5.2% Jumbo Time Deposits 15.6% Demand Deposits 43.8% NOW & Other Trans. Accts 7.0% MMDA & Other Savings 35.5% Retail Time Deposits 3.7% Jumbo Time Deposits 10.0% Demand Deposits 29.6% NOW & Other Trans. Accts 29.0% MMDA & Other Savings 20.0% Retail Time Deposits 5.3% Jumbo Time Deposits 16.1% $147 $139 $130 $124 $105 $112 $116 $115 $117 $126 2008Y 2009Y 2010Y 2011Y 2012Y 2013Y 2014Y 2015Q1 2015Q2 2015Q3 Pro Forma Deposit Composition BSRR CTBP Pro Forma CTBP Deposits ($mm) Source: SNL Financial. BSRR deposit mix per 10 - Q as of 9/30/2015; CTBP deposit mix per bank level regulatory filings as of 9/30/2015.

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